PRESS RELEASE

Clorox Introduces Integrated IGNITE Strategy to Innovate for Good Growth, Updates Fiscal Year Outlook for Revised Foreign Currency Exchange Assumptions

NEW YORK, N.Y., Oct. 2, 2019 – At today’s Analyst Day and webcast, The Clorox Company (NYSE: CLX) unveiled a new, integrated strategy to drive growth and create value for shareholders and society. The new IGNITE Strategy expands on core elements of the company’s recently concluded 2020 Strategy to accelerate innovation in all areas of the business.

Through IGNITE, Clorox will focus on four strategic choices: Generate fuel to reinvest in brands, innovate to create superior consumer experiences and evolve its product portfolio, all enabled by a reimagination of how the company works. The intent is to create a virtuous cycle where the company can lean into investments in its brands and people to drive growth. Integrated with the business strategy are an ambitious set of new environmental, social and governance, or ESG, goals expressing the company’s strong commitments in this area.

"IGNITE positions us to lead through the disruptions we’re seeing in the marketplace,” said Chair and CEO Benno Dorer. “Innovating for Good Growth will be our guiding principle, enabling profitable, sustainable and responsible growth and allowing us to continue delivering strong shareholder value and creating value for society.”

This press release includes some non-GAAP financial measures. See "Non-GAAP Financial Information" at the end of this press release for more information.

IGNITE to sustain profitable, sustainable and responsible growth

The IGNITE Strategy includes the following long-term financial goals:

●	Grow net sales 2%-4%
●	Expand earnings before interest and income taxes (EBIT) margin 25-50 basis points
●	Generate free cash flow of 11%-13% of sales

Linda Rendle, executive vice president – Cleaning, International, Strategy and Operations, led the introduction of IGNITE at Analyst Day. “Our new strategy is about innovating in every area of our business,” she said. “Through IGNITE, we’re leaping off the fundamentals of the 2020 Strategy to strengthen our competitive advantage and deliver against our vision as a company to be exceptional innovators who earn people’s enduring loyalty.”

IGNITE will sustain Good Growth™ -- profitable, sustainable and responsible growth -- over the long term through the following strategic choices:

Fuel growth: Under IGNITE, Clorox will increase annual cost savings by widening the funnel on how it drives the fuel necessary to generate growth. The company will emphasize technology, integrated design and sustainability and target an annual EBIT margin growth goal of 175 basis points, an even more aggressive goal than in the past.

Innovate experiences: With IGNITE, Clorox will take multiple approaches to meet rising consumer and shopper expectations. The company will focus on building brands with purpose, marketed to consumers in a highly personalized way. It will work with retailers to support frictionless shopping experiences that drive growth in its categories, enabled by bigger, enduring innovation platforms. An example of Clorox’s commitment to addressing rising consumer demand for more sustainable products is the introduction of new Clorox compostable cleaning wipes. Scheduled to launch in January 2020, this new product brings together a naturally derived, plant-based cleaning formula with a compostable wipe under the Clorox brand.

Evolve portfolio: Clorox will continue to evolve its portfolio through a focus on its U.S. business, with an emphasis on its core business and consumer megatrends. It also will maximize opportunities in its core international business and build on the success of the segment’s Go Lean strategy to further accelerate profitable growth.

Reimagine work: To build on the company’s strong employee engagement and progress to create a diverse and inclusive workforce, Clorox will keep reimagining its approaches to working. It will do that by creating a more inclusive work environment, investing in digital capabilities and identifying ways to drive speed and simplicity in decision-making.

IGNITE integrates ambitious new ESG goals into business strategy

“Now more than ever, a broad spectrum of stakeholders, from investors to consumers, from customers to employees, are increasingly expecting companies to lead in driving positive environmental, social and ethical change, while ensuring they create and deliver value,” said Laura Stein, executive vice president – general counsel and Corporate Affairs. “Our ambitious, integrated IGNITE ESG goals aim to deliver on that aspiration through our focus on innovating for Good Growth.”

Organized around the themes of planet, product and people, the new ESG goals pursue innovative ways to meet consumer needs, help to address some of the planet’s most pressing environmental challenges, do more with less, and do more to create value for all stakeholders.

Planet: Clorox’s signature goal aims to reduce by 50% the virgin plastic and fiber in its packaging by 2030, and make all packaging 100% recyclable, reusable or compostable by 2025. The company also has made climate stewardship commitments that include achieving 100% renewable electricity in its operations in the U.S. and Canada by 2025 and slashing its greenhouse gas emissions by pursuing science-based GHG targets.

Product: Clorox will advance the science behind alternative approaches to animal testing, with the goal of eliminating U.S. EPA regulations mandating such testing for disinfecting products. The company also will further enhance its long-standing commitment to ingredient transparency and responsible chemical management, including development of a cleaning product chemical footprint reduction program and a restricted substances list.

People: Clorox is making purpose-led choices that enhance people’s well-being, including an enhanced wellness platform for consumers built on the company’s natural personal care, dietary supplement and cleaning product brands, as well as initiatives fostering total well-being – financial, physical, professional, social and spiritual – for employees and their families.

The company’s integrated IGNITE Strategy is supported by an unwavering commitment to strong corporate governance, overseen by the board of directors, including compensation awards tied to elements of the ESG goals for members of the Clorox Executive Committee, including for the chair and CEO.

IGNITE builds on strong foundation of 2020 Strategy

From July 1, 2013, through June 30, 2019 (except as noted), Clorox achieved the following milestones, among others:

●	Generated a compound annual growth rate of 2.4% in net sales, 7.6% in earnings per share and 7.5% in economic profit.[1]
●	Delivered strong total shareholder returns of 91%, compared to 66% for S&P 500 and 50% for peer set.[2]
●	Increased percentage of strategic brands seen as superior in value by consumers from 34% to 53%.[3]
●	Increased percentage of product portfolio with sustainability improvements to 58%.[4] The 50% goal was surpassed in 2018, two years ahead of schedule.
●	Exceeded goals to reduce GHG emissions, water use and solid-waste-to-landfill by 20% at least two years before 2020 and remain on track to reduce energy use 20% by 2020.[5]
●

Maintained employee engagement at levels higher than comparable companies in the consumer packaged goods industry and consistent with or slightly above some of the most highly regarded companies in the world (86%-88%).[6]

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1 Economic profit is a non-GAAP financial measure. See “Non-GAAP Financial Information” and Table 1 at the end of this press release.

2 Peer set includes 18 consumer packaged goods companies, excluding Clorox, for benchmarking purposes.

3 The consumer value measure is an internal metric that leverages in-market sales, distribution and price elasticities to assess how consumers value the company’s strategic brands.

4 For the fiscal year ended June 30, 2019. All sustainability metrics represent cumulative progress against CY 2011 baseline, with percentage based on fiscal year net sales. There are four types of sustainability improvement criteria that can be met either by fully meeting one or partially meeting two or more: 1) a 5% or greater reduction in product or packaging materials on a per-consumer-use basis; 2) an environmentally beneficial change to 10% or more of packaging or active ingredients on a per-consumer-use basis; 3) a 10% reduction in required usage of water or energy by consumer; or 4) an environmentally beneficial sourcing change to 20% or more of active ingredients or packaging on a per-consumer-use basis.

5 For greenhouse gas emissions, energy consumption, water consumption and solid-waste to-landfill metrics, the baseline is revised for structural changes on a yearly basis, including acquisitions and divestitures, in alignment with the Greenhouse Gas Protocol, where applicable.

6 Results are based on an annual survey of Clorox employees and a comparison to results from a cross-section of companies surveyed by Willis Towers Watson.

These and other details about achievements during the 2020 Strategy period, along with a snapshot of the integrated IGNITE Strategy, can be found in the company’s fiscal year 2019 integrated annual report, which also was released today.

Fiscal Year 2020 Outlook

Today the company also is providing an updated outlook, as shown below, for its current fiscal year ending June 30, 2020, to reflect revised foreign currency exchange assumptions. The company’s organic sales growth outlook remains unchanged.

	Aug. 1 Outlook	Updated Outlook
Sales (vs year ago)	Flat to +2% (Organic sales growth +1% to +3%)[7]	Down low single digits to +1% (Organic sales growth +1% to +3%)
Gross Margin (vs year ago)	Flat to down slightly	Down slightly
Diluted EPS (vs year ago)	$6.30 to $6.50 (flat to +3%)	$6.05 to $6.25 (-4% to -1%)

To access Clorox Analyst day presentations and other investor materials, visit TheCloroxCompany.com>Investors>News& Events>Events & Presentations.

To access the 2019 Clorox Integrated Annual Report, visit annualreport.TheCloroxCompany.com or TheCloroxCompany.com>Investors>Financial Information>Annual Reports.

The Clorox Company

The Clorox Company (NYSE: CLX) is a leading multinational manufacturer and marketer of consumer and professional products with approximately 8,800 employees worldwide and fiscal year 2019 net sales of $6.2 billion. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products; Pine-Sol® cleaners; Liquid-Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags, wraps and containers; Kingsford® charcoal; Hidden Valley® dressings and sauces; Brita® water-filtration products; Burt's Bees® natural personal care products; RenewLife® digestive health products; and Rainbow Light®, Natural Vitality™ and NeoCell® dietary supplements. The company also markets industry-leading products and technologies for professional customers, including those sold under the CloroxPro™ and Clorox Healthcare® brand names. Nearly 80 percent of the company’s sales are generated from brands that hold the No. 1 or No. 2 market share positions in their categories.

Clorox is a signatory of the United Nations Global Compact, a community of global leaders committed to sustainability. The company has been broadly recognized for its corporate responsibility efforts, included on CR Magazine's 2019 100 Best Corporate Citizens list, Barron’s 2019 100 Most Sustainable Companies, the Human Rights Campaign’s 2019 Corporate Equality Index and the 2019 Bloomberg Gender Equality Index, among others. In support of its communities, The Clorox Company and its foundations contributed about $12 million in combined cash grants, product donations and cause marketing in fiscal year 2019. For more information, visit TheCloroxCompany.com, including the Good Growth blog, and follow the company on Twitter at @CloroxCo.

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7 Organic sales growth is a non-GAAP financial measure. See "Non-GAAP Financial Information" at the end of this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. Except for historical information, statements about future volumes, sales, organic sales growth, foreign currencies, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the company’s ability to achieve its strategic goals, are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, as updated from time to time in the company’s Securities and Exchange Commission filings. These factors include, but are not limited to: intense competition in the company’s markets; the impact of the changing retail environment, including the growth of alternative retail channels and business models, and changing consumer preferences; volatility and increases in commodity costs such as resin, sodium hypochlorite and agricultural commodities, and increases in energy, transportation or other costs; the ability of the company to drive sales growth, increase prices and market share, grow its product categories and manage favorable product and geographic mix; dependence on key customers and risks related to customer consolidation and ordering patterns; risks related to the company’s use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, or service interruptions; the company’s ability to maintain its business reputation and the reputation of its brands and products; risks relating to acquisitions, new ventures and divestitures, and associated costs, including the potential for asset impairment charges related to, among others, intangible assets and goodwill; and the ability to complete announced transactions and, if completed, integration costs and potential contingent liabilities related to those transactions; lower revenue, increased costs or reputational harm resulting from government actions and regulations; the ability of the company to successfully manage global, political, legal, tax and regulatory risks, including changes in regulatory or administrative activity; worldwide, regional and local economic and financial market conditions; risks related to international operations and international trade, including foreign currency fluctuations, such as devaluations, and foreign currency exchange rate controls, including periodic changes in such controls; changes in U.S. immigration or trade policies, including the imposition of new or additional tariffs, labor claims, labor unrest and inflationary pressures, particularly in Argentina; political instability and the uncertainty regarding the outcome of Brexit; government-imposed price controls or other regulations; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; and the possibility of nationalization, expropriation of assets or other government action; the ability of the company to innovate and to develop and introduce commercially successful products, or expand into adjacent categories and countries; the impact of product liability claims, labor claims and other legal or tax proceedings, including in foreign jurisdictions; the ability of the company to implement and generate cost savings and efficiencies; the success of the company’s business strategies; risks related to additional increases in the estimated fair value of The Procter & Gamble Company’s interest in the Glad® business; the company’s ability to attract and retain key personnel; supply disruptions and other risks inherent in reliance on a limited base of suppliers; environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances; increased focus by governmental and non-governmental organizations, customers, consumers and investors on sustainability issues, including those related to climate change; the facilities of the company and its suppliers being subject to disruption by events beyond the company’s control, including work stoppages, cyber-attacks, natural disasters and terrorism; the company’s ability to maximize, assert and defend its intellectual property rights; any infringement or claimed infringement by the company of third-party intellectual property rights; the accuracy of the company’s estimates and assumptions on which its financial projections are based; the effect of the company’s indebtedness and credit rating on its business operations and financial results; the company’s ability to pay and declare dividends or repurchase its stock in the future; uncertainties relating to tax positions, tax disputes and changes in the company’s tax rate, and any additional effects of the Tax Cuts and Jobs Act on the company; the company’s ability to maintain an effective system of internal controls; the impacts of potential stockholder activism; and risks related to the company’s discontinuation of operations in Venezuela.

The company’s forward-looking statements in this press release are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Non-GAAP Financial Information

This press release contains non-GAAP financial information relating to organic sales growth outlook for fiscal year 2020, economic profit (EP), EBIT margin and free cash flow. These measures should be considered supplemental in nature and are not intended to be a substitute for the related financial information prepared in accordance with GAAP. In addition, these measures may not be the same as similarly named measures presented by other companies.

We define organic sales growth as GAAP net sales growth excluding the effect of foreign currency exchange rate changes and any acquisitions and divestitures. Organic sales growth outlook for fiscal year 2020 excludes the impact of unfavorable foreign currency exchange rates, which we expect could reduce GAAP net sales growth by about 2 percentage points. Management believes that the presentation of organic sales growth outlook is useful to investors because it excludes the company’s estimate of the impact of foreign currency exchange rate changes, which are difficult to predict, and out of the control of the company and management.

Economic profit is defined by the company as earnings from continuing operations before income taxes, excluding non-cash GAAP restructuring and intangible asset impairment charges, and interest expense; less income taxes (calculated utilizing the company’s effective tax rate), and less a capital charge (calculated as average capital employed multiplied by a cost of capital rate). EP is a key financial metric that the company’s management uses to evaluate business performance and allocate resources, and is a component in determining employee incentive compensation. The company’s management believes EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit.

EBIT represents earnings from continuing operations before income taxes, interest income and interest expense. EBIT margin is the ratio of EBIT to net sales. The company’s management believes these measures provide useful additional information to investors to enhance their understanding about trends in the company’s operations and are useful for period-over-period comparisons.

Free cash flow is calculated as net cash provided by continuing operations less capital expenditures. The company’s management uses this measure and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the company has mandatory debt service requirements and other contractual and non-discretionary expenditures.

Media Relations
Naomi Greer 510-271-7892, naomi.greer@clorox.com
Aileen Zerrudo 510-271-3075, aileen.zerrudo@clorox.com

Investor Relations
Joel Ramirez 510-271-3012, joel.ramirez@clorox.com
Lisah Burhan 510-271-3269, lisah.burhan@clorox.com

Table 1: Reconciliation of Economic Profit (i)

Dollars in millions and all calculations based on rounded numbers	FY19	FY18	FY17	FY16	FY15	FY14
Earnings from continuing operations before income taxes	$1,024	$1,054	$1,033	$983	$921	$884
Add back: Non-cash U.S. GAAP restructuring and intangible asset impairment costs	2	2	4	9	1	3
Interest expense	97	85	88	88	100	103
Earnings from continuing operations before income taxes, non-cash U.S. GAAP restructuring and intangible asset impairment charges, and interest expense	$1,123	$1,141	$1,125	$1,080	$1,022	$990
Less: Income taxes on earnings from continuing operations before income taxes, non-cash U.S. GAAP restructuring and intangible asset impairment charges and interest expense (ii)	222	249	359	368	350	342
Adjusted after-tax profit	$901	$892	$766	$712	$672	$648
Average capital employed (iii)	$3,231	$2,977	$2,680	$2,463	$2,385	$2,486
Capital charge (iv)	$291	$268	$241	$222	$214	$224
Economic profit (i) (adjusted after-tax profit less capital charge)	$610	$624	$525	$490	$458	$424

(i) Economic profit (EP) is defined by the Company as earnings from continuing operations before income taxes, excluding non-cash U.S. GAAP restructuring and intangible asset impairment charges, and interest expense; less income taxes (calculated utilizing the Company’s effective tax rate), and less a capital charge (calculated as average capital employed multiplied by a cost of capital rate). EP is a key financial metric that the Company’s management uses to evaluate business performance and allocate resources, and is a component in determining employee incentive compensation. The Company’s management believes EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit. The aggregate EP for FY14 to FY19 is $3.131 billion. Compound annual growth rate for EP from FY14 ($424 million) to FY19 ($610 million) is 7.5%.

(ii) The tax rate applied is the effective tax rate on earnings from continuing operations, which was 19.8%, 21.8%, 31.9%, 34.1%, 34.2% and 34.6% in fiscal years 2019, 2018, 2017, 2016, 2015 and 2014, respectively.

(iii) Total capital employed represents total assets less non-interest bearing liabilities. Adjusted capital employed represents total capital employed adjusted to add back current year after tax noncash U.S. GAAP restructuring and intangible asset impairment charges. Average capital employed is the average of adjusted capital employed for the current year and total capital employed for the prior year, based on year-end balances. See below for details of the average capital employed calculation.

(iv) Capital charge represents average capital employed multiplied by a cost of capital, which was 9% for all fiscal years presented. The calculation of capital charge includes the impact of rounding numbers.

Dollars in millions	FY19	FY18	FY17	FY16	FY15	FY14
Total assets (v)	$5,116	$5,060	$4,573	$4,510	$4,154	$4,251
Less: Accounts payable and accrued liabilities (vi)	1,033	1,000	1,002	1,032	976	912
Income taxes payable	9	–	–	–	–	–
Other liabilities (vi)	774	778	770	784	745	768
Deferred income taxes	50	72	61	82	95	103
Non-interest bearing liabilities	1,886	1,850	1,833	1,898	1,847	1,791
Total capital employed	3,250	3,210	2,740	2,612	2,307	2,460
After tax non-cash U.S. GAAP restructuring and intangible asset impairment charges	1	1	2	6	1	2
Adjusted capital employed	$3,251	$3,211	$2,742	$2,618	$2,308	$2,462
Average capital employed	$3,231	$2,977	$2,680	$2,463	$2,385	$2,486

(v) Amounts for fiscal years 2016, 2015 and 2014 have been retrospectively adjusted to conform to the current year presentation of debt issuance costs required by Accounting Standards Update No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs.”

(vi) Accounts payable and accrued liabilities were combined into one financial statement line as of June 30, 2016. The change has been retrospectively applied to fiscal years 2015 and 2014. Accounts payable and accrued liabilities and Other liabilities are adjusted to exclude interest-bearing liabilities.